__________

EQUITY TRANSFER AGREEMENT

Among each of:

CHIMEX HONGKONG INCORPORATED LIMITED
and VASCORE SCIENTIFIC CO., LTD.

And:

MIV THERAPEUTICS, INC.

And:

VASCORE MEDICAL (SUZHOU) CO., LTD.

MIV Therapeutics, Inc.
#1 - 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

__________

EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT is made and dated for reference as at June 15, 2006, as fully executed on this 5th day of September, 2006.

AMONG EACH OF:

CHIMEX HONGKONG INCORPORATED LIMITED, of E-Building, #35 Xingnan Road, Wuzhong District, Suzhou, China ("Chimex"); and

VASCORE SCIENTIFIC CO., LTD., of E-Building, #35 Xingnan Road, Wuzhong District, Suzhou, China ("Vascore Scientific");

(Chimex and Vascore Scientific being, collectively, the "Transferors");

AND:

MIV THERAPEUTICS, INC., of #1 - 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

(the "Transferee");

AND:

VASCORE MEDICAL (SUZHOU) CO., LTD., of E-Building, #35 Xingnan Road, Wuzhong District, Suzhou, China

(the "Company");

(the Transferors, the Transferee and the Company, being, collectively, the "Parties").

WHEREAS:

(A)               The Company is a body corporate subsisting under and registered pursuant to the laws of the People's Republic of China ("China") as a wholly foreign owned enterprise and is presently engaged, in part, in the business of designing, manufacturing and marketing coated and non-coated vascular stents and accessories (collectively, the "Company's Business");

(B)               The Transferors are joint owners of 100% of the equity interests in the Company together with their associated and respective shareholders' loans in connection with the same (collectively, the "Equity Interests"); the allocation of which Equity Interests being set forth in Schedule A which is attached hereto; and

(C)               The Transferors wish to sell and transfer, and the Transferee wishes to purchase and acquire, all of the Equity Interests from the Transferors upon the terms and conditions as set forth hereinbelow and subject to the prior ratification and approval of such terms and conditions by the Board of Directors, and if applicable, shareholders of the Parties, each of the Transferors and such regulatory authorities as may have jurisdiction over the Parties (collectively, the "Regulatory Authorities");

NOW THEREFORE, in connection with the foregoing the Parties hereby acknowledge and agree as follows:

ARTICLE 1
TRANSFER OF ALL OF THE EQUITY INTERESTS

Transfer

1.1               Subject to the terms and conditions hereof and based upon the representations and warranties contained in Article 2 and Article 3 hereinbelow, and the prior satisfaction of the conditions precedent which are set forth in Article 4 hereinbelow, the Transferors agree to assign, sell and transfer at the closing date (the "Closing Date") all of each Transferor's respective right, entitlement and interest in and to the Equity Interests to the Transferee and the Transferee agrees to purchase and acquire all of the Equity Interests from the Transferors on the terms and subject to the conditions contained in this Agreement.

Transfer Price Predicated Upon Valuation and Release of Shares

1.2               Subject to the prior receipt by the Transferee of an acceptable "Valuation" (as referenced in section 1.3 hereinbelow), the total transfer price (the "Transfer Price") for all of the Equity Interests will be paid by the Transferee's payment of U.S. $1,000,000 (collectively, the "Cash Payments") together with the issuance and delivery of an aggregate of not less than 4,000,000 restricted common shares in the capital of the Transferee (each a "Share"), at a deemed issuance price of U.S. $1.00 per Share and for aggregate deemed consideration to the Transferee of not less than U.S. $4,000,000 (collectively, the "Share Issuances"; and the Cash Payments and the Share Issuances being, collectively, the "Transfer Price" herein, and the deemed value of the Transfer Price, that being U.S. $5,000,000, being the "Transfer Price Value" herein), all as confirmed by the Valuation, in the following manner and to the order and to the direction of the Transferors at the closing (the "Closing") on or before the Closing Date as follows:

Cash Payments

(a)       the Cash Payments will be made to the order and direction of the Transferors in the following manner:

(i)       an initial Cash Payment of U.S. $500,000 will be made upon the execution of this Agreement and held in escrow for release by the Transferee to the order and direction of the Transferors immediately upon the Company's receipt of regulatory approval (from, in particular, the Chinese government) to the terms and conditions of this Agreement; and

(ii)       a final Cash Payment of U.S. $500,000 will be made by the Transferee to the order and direction of the Transferors immediately upon the Closing of this Agreement; and

Share Issuances

(b)       the Share Issuances will be made to the order and direction of the Transferors in the following manner:

(i)       an initial 1,800,000 of the Shares will be issued immediately upon the execution of this Agreement (collectively, the "Initial Shares") and held in escrow and released to the Transferors in the manner provided for immediately hereinbelow (the "Escrow"); it being expressly acknowledged and agreed that 1,500,000 of the Initial Shares will be issued to the order and direction of Mr. Liao, Hongbin, with the balance of the Initial Shares being issued pro rata among all Transferors based on the percentages of Equity Interests they hold; and

(ii)       the balance of 2,200,000 of the Shares will be issued and delivered to the order and direction of the Transferors pro rata among all Transferors based on the percentages of Equity Interests they hold immediately upon the Closing of this Agreement.

In this regard the Parties hereby acknowledge and agree that, in order to ensure the ongoing commitment of present management of the Company, once this Agreement is executed, to further the development of the Company's Business interests in line with the Transferee's then current business interests prior to the Closing of this Agreement, the Initial Shares, while issued upon the execution of this Agreement, will be held in Escrow by a mutually acceptable escrow agent and will only be delivered to the order and to the direction of the Transferors upon the attainment by Company management of the following joint venture milestones (collectively, the "Escrow Milestones") during the continuance of this Agreement prior to Closing as follows:

(A)       the Company's prior receipt of regulatory approval (from, in particular, the Chinese government) of the terms and conditions of this Agreement;

(B)       the finalization of a sound development platform between the Company's and the Transferee's then stent delivery joint venture system (collectively, the "Joint Venture System"); which final Joint Venture System shall be subject to the sole and absolute satisfaction of the Transferee, acting reasonably; and the cost of which Joint Venture System will be borne solely by the Transferee; and

(C)       the attainment by the Company of a permit from the appropriate Regulatory Authorities in China to the commencement of animal trials for the newly developed Joint Venture System (the "Joint Venture System Clinical Trials Permit"); which final Joint Venture System Clinical Trials Permit, and the terms and conditions thereof, shall be subject to the sole and absolute satisfaction of the Transferee, acting reasonably; and the cost of which Joint Venture System Clinical Trials Permit will be borne solely by the Transferee;

failing any of which Escrow Milestones during the continuance of this Agreement the Transferee may, in its sole and absolute discretion, either cancel the Initial Shares in Escrow and terminate this Agreement or extend the Escrow upon such reasonable terms and conditions as the Parties may then agree upon in writing.

Adjustment to Transfer Price Predicated Upon Valuation and Adjustment Thereof

1.3               The Parties hereby acknowledge and agree that, as soon as reasonably possible after the execution of this Agreement and prior to satisfaction of each of the conditions precedent contained in Article 4 hereinbelow, the Transferee shall seek and obtain a written Valuation respecting the underlying value of the Company (the "Valuation Value"); and which Valuation will be prepared by reference, in part, to the Company's Audited Financial Statements (as defined and determined hereinbelow) which are to be prepared in accordance with generally accepted accounting principles in the United States consistently applied; and which Valuation shall confirm the Valuation Value of the Equity Interests to the Transferee herein. In that regard, and should the Valuation Value determined under the Valuation be, in fact, greater than the agreed upon and minimum Transfer Price Value of U.S. $5,000,000 for the original Cash Payments and Shares as set forth in section 1.2 hereinabove, then the number of Shares forming the resulting Transfer Price herein shall then be automatically increased so as to be comprised of that number of Shares as result from dividing the Valuation Value (less the Cash Payments) by U.S. $1.00 per Share. In that regard, and should the Valuation Value determined under the Valuation be, in fact, lesser than the agreed upon and minimum Transfer Price Value as set forth in section 1.2 hereinabove, then, and only with the further agreement of each of the Parties hereto, the number of Shares forming part of the resulting Transfer Price herein shall then be decreased so as to be comprised of that number of Shares as result from dividing the Valuation Value (less the Cash Payments) by U.S. $1.00 per Share.

Resale Restrictions and Legending of Share Certificates

1.4               The Transferors hereby acknowledge and agree that the Transferee makes no representations as to any resale or other restriction affecting the Shares and that it is presently contemplated that the Shares will be issued by the Transferee to the Transferors in reliance upon the registration and prospectus exemptions contained in certain sections of the United States Securities Act of 1933 (the "Securities Act") or "Regulation S" promulgated under the Securities Act which will impose a trading restriction in the United States on the Shares for a period of at least 12 months from the Closing Date. In addition, the Transferors hereby also acknowledge and agree that the within obligation of the Transferee to issue the Shares pursuant to sections 1.2 and 1.3 hereinabove will be subject to the Transferee being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of each particular Transferor, the Equity Interests and the Shares, and the Transferee shall be relieved of any obligation whatsoever to purchase any Equity Interests of the Transferors and to issue Shares in respect of any of the Transferors where the Transferee reasonably determines that a suitable exemption is not available to it.

                      The Transferors hereby also acknowledge and understand that neither the sale of the Shares which the Transferors are acquiring nor any of the Shares themselves have been registered under the Securities Act or any state securities laws, and, furthermore, that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Transferors also acknowledge and understand that the certificate(s) representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Regulatory Authorities:

"The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended, or the laws of any state, and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the company being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers only in accordance with the above instructions.";

and the Transferors hereby consent to the Transferee making a notation on its records or giving instructions to any transfer agent of the Transferee in order to implement the restrictions on transfer set forth and described hereinabove.

                      The Transferors also acknowledge and understand that:

(a)       the Shares are restricted securities within the meaning of "Rule 144" promulgated under the Securities Act;

(b)       the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of issuance of the Shares to the Transferors, and even then will not be available unless (i) a public trading market then exists for the common stock of the Transferee, (ii) adequate information concerning the Transferee is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and

(c)       any sale of the Shares may be made by the Transferors only in limited amounts in accordance with such terms and conditions.

Acquisition Option to Acquire the Company's Marketing Affiliate

1.5               In consideration of the Parties' within agreement to purchase and sell the Equity Interests and to enter into the terms and conditions of this Agreement, prior to the Closing of this Agreement the Company and the Transferors hereby agree to use their reasonable commercial efforts to seek and obtain an exclusive option for the Transferee from the Company's existing marketing company affiliate (the "Marketing Affiliate") for the Transferee to acquire 100% of the equity interests of the Marketing Affiliate on such terms and conditions as the Transferee and the Marketing Affiliate may agree, acting reasonably (collectively, the "Acquisition Option"); it being acknowledged and agreed by the Parties hereto that it is presently anticipated that the Acquisition Option Purchase Price of the Marketing Affiliate will be approximately U.S. $15,000,000; and, furthermore, that said Acquisition Option Purchase Price will be deliverable in either cash and/or common shares of the Transferee and for an Acquisition Option term that will commence with the Closing of this Agreement and run for a period of at least six months from the due and complete Closing hereunder.

Costs

1.6               The Parties hereto shall bear their own costs in relation to the negotiation, execution and Closing of this Agreement and the matters contemplated thereby, including any legal fees, accounting, regulatory and filing fees and expenses.

Standstill Provisions

1.7               In consideration of the Parties' within agreement to purchase and sell the Equity Interests and to enter into the terms and conditions of this Agreement, each of the Parties hereby undertake for themselves, and for each of their respective agents and advisors, that they will not until the earlier of the Closing Date or the termination of this Agreement approach or consider any other potential transferees, or make, invite, entertain or accept any offer or proposal for the proposed sale of any interest in and to any of the Equity Interests or the assets or the business interests of the Company, as the case may be, or, for that matter, disclose any of the terms of this Agreement, without the Parties' prior written consent. In this regard each of the Parties hereby acknowledges that the foregoing restrictions are important to the respective businesses of the Parties and that a breach by any of the Parties of any of the covenants herein contained would result in irreparable harm and significant damage to each affected Party that would not be adequately compensated for by monetary award. Accordingly, the Parties hereby agree that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties hereby also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, they agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances.

ARTICLE 2
WARRANTIES, REPRESENTATIONS AND COVENANTS
BY THE COMPANY AND BY THE TRANSFERORS

Warranties, Representations and Covenants by the Company and by the Transferors

2.1               In order to induce the Transferee to enter into and consummate this Agreement, each of the Company and the Transferors hereby warrants to, represents to and covenants with the Transferee herein as at the Closing Date, that, to the best of the knowledge, information and belief of each of the Company and the Transferors, after making due inquiry and where appropriate and applicable (and for the purposes of the following warranties, representations and covenants "Company" shall mean the Company and any subsidiary of the Company, if any, as the context so requires):

(a)       the Company and the Transferors, if applicable, are duly incorporated under the laws of their respective jurisdictions of incorporation, are validly existing and are in good standing with respect to all statutory filings required by the applicable corporate laws, and the Company and the Transferors have the requisite power, authority and capacity to own and use all of their respective business assets and to carry on the Company's Business as presently conducted by them;

(b)       save and except as set forth in the "Company Disclosure Schedule" attached hereto as Schedule "A", the Company owns and possesses and has good and marketable title to and possession of all of its business assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(c)       save and except as set forth in the Company Disclosure Schedule, the Company holds all licenses and permits required to carry on the Company's Business as presently conducted by them for the conduct in the ordinary course of its operations of the Company's Business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Company and its business assets, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(d)       the registered capital of the Company is as set forth in the Company Disclosure Schedule and, as at the Closing Date, all of the registered capital of the Company will be fully paid and non-assessable as at Closing;

(e)       there is and will be at Closing no other registered capital of the Company other than as represented by the Equity Interests of the Transferors herein;

(f)       the Transferors have good and marketable title to and are the legal, registered and beneficial owners of all of the Equity Interests;

(g)       the Equity Interests are, or will be at the Closing, validly registered and fully paid and non-assessable and are free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(h)       there are no claims of any nature whatsoever affecting the rights of the Transferors to transfer the Equity Interests to the Transferee and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Equity Interests;

(i)       the Transferors have the power and capacity to own and dispose of the Equity Interests;

(j)       this Agreement, once approved by the appropriate Regulatory Authorities (and, in particular, the Chinese government), will constitute a legal, valid and binding obligation of each of the Company and the Transferors, enforceable against each of the Company and the Transferors in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(k)       save and except as contemplated herein, as at the date herof the Company has not committed itself to provide any person, firm or corporation with any agreement, option or right, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, option or right:

(i)       to require it to increase its registered capital;

(ii)      to require it to purchase, redeem or otherwise acquire any of the registered capital; or

(iii)     to purchase or otherwise acquire any of its registered capital;

(l)       no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Equity Interests;

(m)     save and except as set forth in the Company Disclosure Schedule, and save and except as will be set forth in the Company's audited financial statements from inception and to and including the Company's most recently completed financial reporting period (the "Company's Audited Financial Statements") which will be provided prior to Closing, there are no material liabilities, contingent or otherwise, existing on the date hereof in respect of which the Company may be liable on or after the completion of the transactions contemplated by this Agreement other than:

(i)       liabilities disclosed or referred to in this Agreement; and

(ii)     liabilities incurred in the ordinary course of the Company's Business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Company;

(n)       save and except as set forth in the Company Disclosure Schedule, from the execution of this Agreement to and up to and including the Closing Date there has been prepared and will be prepared and filed on a timely basis all national and local income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Company has, or ought reasonably to have had, knowledge required to be or reasonably capable of being filed up to and including the Closing Date, with respect to the operations of the Company, and no such returns, elections, designations, notices or reports contain or will contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is and will be true, correct and complete in all material respects;

(o)       save and except as set forth in the Company Disclosure Schedule, the Company has been assessed for all national, provincial and municipal income tax for all years to and including its most recent taxation year, and from the execution of this Agreement to and up to and including the Closing Date the Company will have paid in full or accrued in accounts all amounts (including, but not limited to, sales, use and consumption taxes and taxes measured on income and all installments of taxes) due and payable to all national, provincial and municipal taxation authorities up to and including the Closing Date;

(p)       save and except as set forth in the Company Disclosure Schedule, there is not now, and there will not be by the Closing Date, any proceeding, claim or, to the best of the knowledge, information and belief of the Transferors and the Company, after having made due inquiry, any investigation by any national, provincial or municipal taxation authority, or any matters under discussion or dispute with such taxation authorities, in respect of taxes, governmental charges, assessments or reassessments in connection with the Company, and the Transferors and the Company are not aware of any contingent tax liabilities or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any national, provincial or municipal taxation authority as against the Company;

(q)       the Company is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any Court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

(r)       adequate provision has been made and will be made for taxes payable by the Company for the current period for which a tax return is not yet required to be filed and, to the best of the knowledge, information and belief of the Transferors and the Company, after having made due inquiry, there are no contingent tax liabilities of the Company or any grounds which would prompt a re-assessment of the Company and including, without limitation, the aggressive treatment of income and expenses in the filing of earlier tax returns by the Company;

(s)       all amounts required to be withheld for taxes by the Company from payments made to any present or former shareholder, officer, director, non-resident creditor, employee, associate or consultant has been withheld and paid on a timely basis to the proper governmental body pursuant to applicable legislation;

(t)       save and except as set forth in the Company Disclosure Schedule, the Company has no equipment, other than the personal property or fixtures in the possession or custody of the Company which, as of the date hereof, is leased or is held under license or similar arrangement;

(u)       the Company maintains, and has maintained, insurance in force against loss on the Company's assets, against such risks, in such amounts and to such limits, as is in accordance with prudent business practices prevailing in its line of business and having regard to the location, age and character of its properties and the Company's assets, and has complied fully with all requirements of such insurance, including the prompt giving of any notice of any claim or possible claim thereunder, and all such insurance has been and is with insurers which the Company believes to be responsible;

(v)       the Company's Audited Financial Statements will be true and correct in every respect and present fairly the financial position of the Company as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles in the United States on a basis consistently applied;

(w)      except as otherwise provided for herein, the Transferors and the Company have not retained, employed or introduced any broker, finder or other person who would be entitled to a brokerage commission or finder's fee arising out of the transactions contemplated hereby;

(x)       all material transactions of the Company and including, without limitation, all directors' and shareholders' resolutions, have been promptly and properly recorded or filed in or with its books and records;

(y)       the Transferors and the Company have the full authority and capacity required to enter into this Agreement and to perform their respective obligations hereunder;

(z)       prior to Closing the Company will have obtained all authorizations and approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all Regulatory Authorities, if applicable, from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Company which will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any Regulatory Authority to which the Company may be subject;

(aa)     no dividend or other distribution by the Company will be declared, paid or authorized up to and including the Closing Date, and the Company has not conferred, and has not committed itself to confer upon, or pay to or to the benefit of, any entity, any benefit having monetary value, any bonus or any salary increases except in the normal course of its business;

(bb)     save and except as set forth in the Company Disclosure Schedule, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of each of the Company and the Transferors, after making due inquiry, threatened against or affecting the Company at law or in equity or before or by any national, provincial, municipal or other governmental department, commission, board, bureau or agency;

(cc)     save and except as set forth in the Company Disclosure Schedule, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(dd)     save and except as set forth in the Company Disclosure Schedule, the Company has not experienced, nor are the Company and the Transferors aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Company's Business or on the results of its operations;

(e)     save and except as set forth in the Company Disclosure Schedule, the Company is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any Court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

(ff)     the Company has not committed to making and until the Closing Date will not make or commit itself to:

(i)       guarantee, or agree to guarantee, any indebtedness or other obligation of any person or corporation; or

(ii)      waive or surrender any right of material value;

(gg)     until the Closing Date the Company will:

(i)       maintain its assets in a manner consistent with and in compliance with applicable law; and

(ii)      not enter into any material transaction or assume or incur any material liability outside the normal course of its business without the prior written consent of the Transferee;

(hh)     the Company and the Transferors acknowledge that the Shares will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and that, as a result, the Transferors may be restricted from using most of the remedies that would otherwise be available to them and will not receive information that would otherwise be required to be provided to them, and the Transferee is relieved from certain obligations that would otherwise apply to it, in either case, under applicable securities legislation;

(ii)      the Company and the Transferors acknowledge and agree that the Shares have not been and will not be qualified or registered under the any federal or state securities laws of the United States and, as such, the Transferors may be restricted from selling or transferring such Shares under applicable law;

(jj)      the Company and the Transferors acknowledge and agree that, during the continuance of this Agreement, they shall use their reasonable commercial efforts to attain and satisfy each of the following Escrow Milestones together with the following and proposed condition precedent to the Closing of this Agreement:

(i)       the Company's prior receipt of regulatory approval from all Regulatory Authorities (and including, in particular, from the Chinese government) to the terms and conditions of this Agreement;

(ii)       the finalization of a sound Joint Venture System; which final Joint Venture System shall be subject to the sole and absolute satisfaction of the Transferee, acting reasonably;

(iii)     the attainment by the Company of a Joint Venture System Clinical Trials Permit from the appropriate regulatory authorities in China for the commencement of animal trials for the newly developed Joint Venture System; which final Joint Venture System Clinical Trials Permit, and the terms and conditions thereof, shall be subject to the sole and absolute satisfaction of the Transferee, acting reasonably; and

(iv)      the attainment by the Company of a license from the State Food and Drug Administration of China for the Joint Venture System (the "Joint Venture System License"); which final Joint Venture System License, and the terms and conditions thereof, shall be subject to the sole and absolute satisfaction of the Transferee, acting reasonably; and the cost of which Joint Venture System License will be borne solely by the Transferee;

(kk)     the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Company or the Transferors;

(ii)      conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which either the Company or any of the Transferors is subject, or constitute or result in a default under any agreement, contract or commitment to which either the Company or any of the Transferors is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Company or the Transferors is a party;

(iv)      give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Company or any of the Transferors which is necessary or desirable in connection with the conduct and operations of the Company's Business and the ownership or leasing of its respective business assets; or

(v)       constitute a default by the Company or any of the Transferors, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Company or any of the Transferors which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(ll)       it is not aware of any fact or circumstance which has not been disclosed to the Transferee which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Transferee to enter into this Agreement.

ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE TRANSFEREE

Warranties, Representations and Covenants by the Transferee

3.1               In order to induce each of the Company and the Transferors to enter into and consummate this Agreement, the Transferee hereby warrants to, represents to and covenants with each of the Company and the Transferors that, to the best of the knowledge, information and belief of the Transferee herein, after making due inquiry (and for the purposes of the following warranties, representations and covenants "Transferee" shall mean the Transferee and any subsidiary of the Transferee, if any, as the context so requires):

(a)       the Transferee is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)       the Transferee has the requisite power, authority and capacity to own and use all of its business assets and to carry on its business as presently conducted by it;

(c)       save and except as set forth in the "Transferee Disclosure Schedule" attached hereto as Schedule "B", the Transferee owns and possesses and has good and marketable title to and possession of all of its business assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(d)       save and except as set forth in the Transferee Disclosure Schedule, the Transferee holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Transferee, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(e)       this Agreement, once approved by the appropriate Regulatory Authorities (and, in particular, the Chinese government), will constitute a legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(f)       the authorized and issued share capital of the Transferee will be as set forth in the Transferee Disclosure Schedule;

(g)       all of the issued and outstanding shares of the Transferee are listed and posted for trading on the NASD Over-the-Counter Bulletin Board (the "OTCBB"), and the Transferee is not in material default of any of its listing requirements of the OTCBB or any rules or policies of the United States Securities and Exchange Commission (the "Commission");

(h)       all registration statements, reports and proxy statements filed by the Transferee with the Commission, and all registration statements, reports and proxy statements required to be filed by the Transferee with the Commission, have been filed by the Transferee under the United States Securities Act of 1934 (the "1934 Act"), were filed in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations thereunder and no such registration statements, reports or proxy statements contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)       other than for the Escrow respecting the Initial Shares and the hold periods or other restrictions imposed under applicable securities legislation, the Transferee will allot and issue the Shares on or prior to the Closing Date in accordance with sections 1.2 and 1.3 hereinabove as fully paid and non-assessable in the capital of the Transferee free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(j)       save and except as set forth in the Transferee Disclosure Schedule, there are no material liabilities, contingent or otherwise, existing on the date hereof in respect of which the Transferee may be liable on or after the completion of the transactions contemplated by this Agreement other than:

(i)       liabilities disclosed or referred to in this Agreement; and

(ii)      liabilities incurred in the ordinary course of business, none of which are materially adverse to the business, operations, affairs or financial conditions of the Transferee;

(k)       save and except as set forth in the Transferee Disclosure Schedule, there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Transferee, after making due inquiry, threatened against or affecting the Transferee at law or in equity or before or by any national, provincial, municipal or other governmental department, commission, board, bureau or agency;

(l)       save and except as set forth in the Transferee Disclosure Schedule, the Transferee is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(m)     save and except as set forth in the Transferee Disclosure Schedule, the Transferee has not experienced, nor is the Transferee aware of, any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on the Transferee's business or on the results of its operations;

(n)      up to and including the Closing Date there has been and will be prepared and filed on a timely basis all federal and provincial income tax returns, elections and designations, and all other governmental returns, notices and reports of which the Transferee had or ought reasonably to have had knowledge, required to be or reasonably capable of being filed up to the Closing Date, with respect to the operations of the Transferee, and no such returns, elections, designations, notices or reports contain any material misstatement or omit any material statement that should have been included, and each such return, election, designation, notice or report, including accompanying schedules and statements, is true, correct and complete in all material respects;

(o)       save and except as set forth in the Transferee Disclosure Schedule, the Transferee is not, nor until or at the Closing Date will it be, in breach of any provision or condition of, nor has it done or omitted anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

(p)       until the Closing Date the Transferee will:

(i)       maintain its assets in a manner consistent with and in compliance with applicable law; and

(ii)      not enter into any material transaction or assume or incur any material liability outside the normal course of its business (except as required by the terms of this Agreement);

(q)       the shares in the capital of the Transferee are not subject to or affected by any actual or, to the best of the knowledge, information and belief of the Transferee, after making due inquiry, pending or threatened cease trading, compliance or denial of use of exemptions orders of, or action, investigation or proceeding by or before, any securities regulatory authority, court, administrative agency or other tribunal;

(r)       the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Transferee;

(ii)      conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Transferee is subject, or constitute or result in a default under any agreement, contract or commitment to which the Transferee is a party;

(iii)     give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which the Transferee is a party;

(iv)      give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Transferee which is necessary or desirable in connection with the conduct and operations of its business and the ownership or leasing of its business assets; or

(v)       constitute a default by the Transferee or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of the Transferee which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(s)       it is not aware of any fact or circumstance which has not been disclosed to the Company and the Transferors which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Company and the Transferors to enter into this Agreement.

ARTICLE 4
CONDITIONS PRECEDENT TO CLOSING

Transferee's Conditions Precedent

4.1               All of the obligations of the Transferee under this Agreement are further subject to at least the following conditions for the exclusive benefit of the Transferee fulfilled in all material aspects in the reasonable opinion of the Transferee or to be waived by the Transferee as soon as possible but, unless specifically indicated as otherwise, not later than five calendar days prior to the Closing Date:

(a)       the Company and the Transferors shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Company and the Transferors on or before the Closing Date;

(b)       the Company and the Transferors shall have obtained all authorizations, approvals and other actions by, and have made all filings with, any Regulatory Authority (and, in particular, the Chinese government) from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions are in full force and effect and all such filings have been accepted and the Company and the Transferors are in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any securities regulatory authority to which the Company or the Transferors may be subject;

(c)       the Company's Audited Financial Statements will be subject to the prior review and approval of the Transferee's auditors so as to ensure that they are true and correct in every respect and present fairly the financial position of the Company as at its most recently completed financial period and the results of its operations for the period then ended in accordance with generally accepted accounting principles in the United States on a basis consistently applied;

(d)       all matters which, in the opinion of counsel for the Transferee, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(e)       no material loss or destruction of or damage to the Company, any of its assets, any of the Company's Business or the Equity Interests shall have occurred;

(f)       no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)       the purchase or transfer of any of the Equity Interests contemplated by this Agreement or the right of the Company or the Transferors to dispose of any of the Equity Interests; or

(ii)      the right of the Company to conduct its operations and carry on, in the normal course, its Company's Business and operations as it has carried on in the past;

(g)       the delivery to the Transferee by the Company and the Transferors, on a confidential basis, of all remaining material documentation and information and including, without limitation, an updated Company Disclosure Schedule, and:

(i)       a copy of all material contracts, agreements, reports and information of any nature respecting the Company, its assets and the Company's Business; and

(ii)      details of any lawsuits, claims or potential claims relating to either the Company, its assets, the Company's Business or the Equity Interests of which either the Company or any of the Transferors is aware and the Transferee is unaware;

(h)       the Company and the Transferors will cause the Company, for a period of at least 90 calendar days prior to the Closing Date, during normal business hours, to:

(i)       make available for inspection by the counsel, auditors and representatives of the Transferee, at such location as is appropriate, the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Transferee, provided such persons do not unduly interfere in the operations of the Company;

(ii)      authorize and permit such persons at the risk and the sole cost of the Transferee, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its places of business and operations to observe the conduct of its Company's Business and operations, inspect its assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business, its assets or the conduct of its business relating to its liabilities and obligations;

(i)       the delivery to the Transferee by the Company and the Transferors of an opinion of the counsel for the Company and the Transferors, in a form satisfactory to the Transferee's counsel, dated as at the Closing Date, to the effect that:

(i)       the Company is a corporation duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(ii)      the Company has the power, authority and capacity to own and use all of its assets and to carry on its Company's Business as presently conducted by it;

(iii)     the Company, as the legal and beneficial owner of all of its assets, holds all of the assets free and clear of all liens, charges and claims of others;

(iv)      the registered capital of the Company is as warranted by the Company and the Transferors, and, at Closing, all of registered capital will be duly registered, fully paid and non-assessable;

(v)       all necessary steps and corporate proceedings have been taken by the Company and the Transferors to permit the Equity Interests to be duly and validly transferred to and registered in the name of the Transferee as at the Closing Date;

(vi)      based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against either the Company or the Transferors which might materially affect either the Company, its assets or the Company's Business or which could result in any material liability to either of the Company, its assets or the Company's Business; and

(vii)     as to all other legal matters of a like nature pertaining to the Transferors, the Company, its assets, the Company's Business and to the transactions contemplated hereby as the Transferee or the Transferee's counsel may reasonably require; and

(j)       the completion by the Transferee and by the Transferee's professional advisors of a thorough due diligence and operations review of both the Company's Business and the operations of the Company together with the transferability of the Equity Interests as contemplated by this Agreement.

Company's and Transferors' Conditions Precedent

4.2               All of the obligations of the Company and the Transferors under this Agreement are further subject to at least the following conditions for the exclusive benefit of the Company and the Transferors fulfilled in all material aspects in the reasonable opinion of the Company and the Transferors or to be waived by the Company and the Transferors as soon as possible but, unless specifically indicated as otherwise, not later than five calendar days prior to the Closing Date:

(a)       the Transferee shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Transferee on or before the Closing Date;

(b)       all matters which, in the opinion of counsel for the Company and the Transferors, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

(c)       no material loss or destruction of or damage to the Transferee shall have occurred;

(d)       the Transferee will, for a period of at least 90 calendar days prior to the Closing Date, during normal business hours:

(i)       make available for inspection by the solicitors, auditors and representatives of the Company and the Transferors, at such location as is appropriate, all of the Transferee's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Company and the Transferors, provided such persons do not unduly interfere in the operations of the Transferee;

(ii)      authorize and permit such persons at the risk and the sole cost of the Company and the Transferors, and only if such persons do not unduly interfere in the operations of the Transferee, to attend at all of its places of business and operations to observe the conduct of its business and operations, inspect its properties and assets and make physical counts of its inventories, shipments and deliveries; and

(iii)     require the Transferee's management personnel to respond to all reasonable inquiries concerning the Transferee's business assets or the conduct of its business relating to its liabilities and obligations; and

(e)       the completion by the Company and the Transferors and by the Company's and the Transferors' professional advisors, of a thorough due diligence and operations review of both the business and operations of the Transferee.

Parties' Conditions Precedent

4.3               The Closing of this Agreement and the rights, obligations and duties of the Parties arising upon and prior to the Closing Date shall also be conditional upon and subject to:

(a)       the specific ratification of the terms and conditions of this Agreement by each of the Board of Directors of the Transferee, the Company and each of the Transferors, if applicable, within 21 business days of the due and complete execution of this Agreement by each of the Parties hereto (collectively, the "Ratification");

(b)       the completion by each of the Transferee and the Company of an initial due diligence and operations review of the other Party's respective business and operations within 90 calendar days of the prior satisfaction of the Ratification (the "Initial Due Diligence";

(c)       the amendment to and ratification by the Transferee of the Articles of Association of the Company;

(d)       the receipt by the Transferee of a written Valuation respecting the underlying Valuation Value of the Company, and which Valuation will be prepared by reference, in part, to the Company's Audited Financial Statements; the results of such Valuation and the effect on the resulting number of Shares forming the Transfer Price hereunder being acceptable, in writing, by the Parties hereto;

(e)      if required under applicable corporate and securities laws, the receipt of all necessary approvals from any Regulatory Authority (and, in particular, the Chinese government) having jurisdiction over the transactions contemplated by this Agreement on or before November 30, 2006;

(f)       the attainment by the Company of each of the Escrow Milestones subject, at all times, to the sole and absolute satisfaction of the Transferee, acting reasonably, on or before June 30, 2007;

(g)       if required under applicable corporate and securities laws, shareholders of the Transferee passing an ordinary resolution or, where required, a special resolution, approving the terms and conditions of this Agreement and all of the transactions contemplated hereby, and the Transferee sending all required notice to the Transferee's shareholders in connection therewith, or, in the alternative and if allowable in accordance with applicable corporate and securities laws, shareholders of the Transferee holding over 50% of the issued shares of the Transferee providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated hereby together with certification of any required notice to all shareholders of the Transferee of such written consent resolutions; and

(h)       the Board of Directors of the Transferee and/or the shareholders of the Transferee, if required, approving of the within payment of the Cash Payments together with the Share Issuances by the Transferee to the order and direction of the Transferors of all of the referenced Cash Payments and Shares in accordance with sections 1.2 and 1.3 hereinabove, together with such other matters as may be agreed to as between the Parties hereto prior the completion of the transactions contemplated by this Agreement.

Company's and Transferors' Additional Document Covenants

4.4               The Company and the Transferors will also deliver, or cause to be delivered to the Transferee within 90 calendar days prior to the Closing Date, an independent assessment report and business plan and/or valuation respecting the Company's Business and assets together with such corporate and asset status reports and/or opinions respecting the Company's Business and assets, as may be required by either the Transferee or any Regulatory Authority, prepared, at a minimum, in accordance with the applicable rules and reporting guidelines of the appropriate Regulatory Authorities.

ARTICLE 5
CLOSING AND EVENTS OF CLOSING

Closing and Closing Date

5.1               The Closing of the within purchase of the Equity Interests, together with all of the transactions contemplated by this Agreement, shall occur on the day which is 60 calendar days following the satisfaction of all of the conditions precedent which are set out in Article 4 hereinabove, or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of counsel for the Transferee, Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, located at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, at 2:00 p.m. (P.S.T.) on the Closing Date.

Latest Closing Date

5.2               If the Closing Date has not occurred by August 31, 2007 this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the Closing Date.

Documents to be Delivered by the Company and the Transferors Prior to the Closing Date

5.3               Not later than five calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Company and the Transferors shall also execute and deliver or cause to be delivered all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Transferee, acting reasonably, to transfer all of the Equity Interests to the Transferee free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to:

(a)       all documentation as may be necessary and as may be required by counsel for the Transferee, acting reasonably, to ensure that all of the Equity Interests have been transferred, assigned and are registerable in the name of and for the benefit of the Transferee under all applicable corporate and securities laws;

(b)       a certificate of approval representing the Equity Interests registered in the name of the Transferee;

(c)       a certified copy of the resolutions of the Board of Directors of the Company (and of each of the Transferors, if applicable) approving the terms and conditions of this Agreement and authorizing the transfer by the Transferors to the Transferee of the Equity Interests;

(d)       a copy of all corporate records and books of account of the Company and its subsidiaries and including, without limiting the generality of the foregoing, a copy of all minute books and annual reports of the Company and its subsidiaries;

(e)       amended and restated Articles of Association of the Company;

(f)       all necessary consents and approvals (including, without limitation, from all applicable Regulatory Authorities) in writing to the completion of the transactions contemplated herein;

(g)       a certificate of an officer of the Company, dated as of the Closing Date, acceptable in form to counsel for the Transferee, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Company and the Transferors, respectively, contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Company and the Transferors on the Closing Date;

(h)       the Company's Audited Financial Statements;

(i)       evidence of and confirmation in writing that each of the Escrow Milestones has been satisfied;

(j)       an opinion of counsel to the Company and the Transferors, dated as at the Closing Date, and addressed to the Transferee and its counsel, in form and substance satisfactory to the Transferee's counsel, acting reasonably, and including the following:

(i)       the due incorporation, existence and standing of each of the Company and its qualification to carry on business;

(ii)      the registered capital of the Company;

(iii)     that all registered capital has been duly registered, is fully paid and non-assessable;

(iv)      all necessary steps and proceedings have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein; and

(v)      that the Equity Interests have been duly registered in the name of the Transferee in compliance with all applicable corporate and securities laws; and

(k)       all such other documents and instruments as the Transferee's counsel may reasonably require.

Documents to be Delivered by the Transferee Prior to the Closing Date

5.4               Not later than five calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Transferee shall also execute and deliver or cause to be delivered all such documents, resolutions and instruments as are necessary, in the opinion of counsel for the Company and the Transferors, acting reasonably, to issue to the order and to the direction of the Transferors the balance of the Transfer Price Cash Payment and Shares free and clear of all liens, charges and encumbrances, however, subject to the normal U.S. resale provisions applicable thereto, and in particular including, but not being limited to:

(a)       a certified copy of an ordinary resolution of the shareholders of the Transferee approving the terms and conditions of this Agreement and the transactions contemplated hereby and thereby or, in the alternative, shareholders of the Transferee holding over 50% of the issued shares of the Transferee providing written consent resolutions evidencing their approval to the terms and conditions of this Agreement and all of the transactions contemplated thereunder together with certification of any required notice to all shareholders of the Transferee of such written consent resolutions;

(b)       a certified copy of the resolutions of the directors of the Transferee providing for the approval of all of the transactions contemplated hereby and including, without limitation, each of the matters provided for in section "4.3" hereinabove;

(c)       confirmation of the prior release of the Initial Shares from Escrow;

(d)       the final Transfer Price Cash Payment to the order and direction of the Transferors;

(e)       share certificate(s), subject to the normal U.S. resale provisions applicable thereto, representing the balance of the Transfer Price Share Issuance Shares issued and registered to the order and to the direction of the Transferors as notified by the Transferors to the Transferee prior to Closing in accordance with sections 1.2 and 1.3 hereinabove;

(f)       all necessary consents and approvals (including, without limitation, from all applicable Regulatory Authorities) in writing in relation to the completion of the transactions contemplated herein;

(g)       a certificate of an officer of the Transferee, dated as of the Closing Date, acceptable in form to counsel for the Company and the Transferors, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Transferee contained in this Agreement are true and correct and will be true and correct as of the Closing Date as if made by the Transferee on the Closing Date;

(h)       the Valuation;

(i)       an opinion of counsel to the Transferee, dated as at the Closing Date, and addressed to the Company, the Transferors and their counsel, in form and substance satisfactory to the Company's and the Transferors' counsel, acting reasonably, and including the following:

(i)       the due incorporation, existence and standing of the Transferee and its qualification to carry on business;

(ii)      the authorized and issued capital of the Transferee (relying on a certificate of the registrar and transfer agent of the Transferee as to the number and class of securities issued);

(iii)     all necessary steps and proceedings have been taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein; and

(iv)      the due issuance of the Shares as fully paid and non-assessable and having been issued in accordance with an applicable registration and prospectus exemption available under the Securities Act; and

(j)       all such other documents and instruments as the Company's and the Transferors' counsel may reasonably require.

ARTICLE 6
DUE DILIGENCE AND NON-DISCLOSURE

Due Diligence

6.1               Each of the Parties shall forthwith conduct such further due diligence examination of the other Parties as it deems appropriate.

Confidentiality

6.2               Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties, at all times subject to the confidentiality provisions hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to the Transferee's and the Company's books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Transferors or the Transferee, or their respective counsel, may deem reasonable and necessary to conduct an adequate due diligence investigation of each such Party, its respective operations and financial condition prior to the Closing Date.

Non-disclosure

6.3               Subject to the provisions hereinbelow, the Parties, for themselves, their officers, directors, shareholders, consultants, employees and agents agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties respective professional advisors.

Public Announcements

6.4               Notwithstanding the provisions of this Article, the Parties agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

ARTICLE 7
ASSIGNMENT AND VARIATIONS

Assignment

7.1               Save and except as provided herein, no Party may sell, assign, pledge or mortgage or otherwise encumber all or any part of its interest herein without the prior written consent of all of the other Parties hereto.

Amendment

7.2               This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

Variation in the Terms of this Agreement Upon Review

7.3               It is hereby acknowledged and agreed by each of the Parties hereto that where any variation in the terms and/or conditions of this Agreement is reasonably required by any of the Regulatory Authorities as a condition of their respective regulatory approval to any of the terms and conditions of this Agreement, any such reasonable variation, having first been notified to all Parties, will be deemed to be accepted by each of the Parties hereto and form part of the terms and conditions of this Agreement. If any such Party, acting reasonably, deems any such notified variation unreasonable, that Party may, in its sole and absolute discretion, and within a period of not greater than 10 calendar days from its original notification and at its cost, make such further applications or submissions to the relevant Regulatory Authority as it considers necessary in order to seek an amendment to any such variation; provided, however, that the final determination by any such Regulatory Authority to any such application or submission by such objecting Party will be deemed binding upon such Party who must then provide notification to all other Parties as provided for hereinabove.

ARTICLE 8
FORCE MAJEURE

Events

8.1               If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

Notice

8.2               A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section "8.1" hereinabove and, upon cessation of such event, shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

ARTICLE 9
ARBITRATION

Matters for Arbitration

9.1               The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

Notice

9.2               It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than two calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such two calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "9.3" hereinbelow.

Appointments

9.3               The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within ten calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within ten calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the British Columbia Commercial Arbitration Act (the "Arbitration Act"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, Canada, for the purpose of hearing the evidence and representations of the Parties, and the single arbitrator, or the arbitrators, as the case may be, shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

Award

9.4               The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

ARTICLE 10
TERMINATION

Default

10.1             The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Party (herein called the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 14 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)       cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)       give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

Arbitration

10.2             If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article 9 hereinabove.

Curing the Default

10.3             If:

(a)       the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default;

(b)       arbitration is not so sought; or

(c)       the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

Termination

10.4             In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that:

(a)       the entire Ratification is not received within 21 business days of the due and completion execution of this Agreement by each of the Parties hereto;

(b)       the Valuation respecting the underlying Valuation Value of the Company is lesser than the agreed upon and minimum Transfer Price Value for the original Transfer Price as set forth in section 1.2 hereinabove and, consequent thereon, the Parties are unable to agree in writing to the reduction in the number of Shares forming the Transfer Price hereunder;

(c)       all necessary approvals from any Regulatory Authority having jurisdiction over the transactions contemplated by this Agreement is not obtained on or before November 30, 2006;

(d)       the Company does not attain each of the Escrow Milestones subject, at all times, to the sole and absolute satisfaction of the Transferee, acting reasonably, on or before June 30, 2007;

(e)       either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent prior to Closing in accordance with the provisions of Article 4 hereinabove;

(f)       each of the conditions specified in section "4.3" hereinabove have not been satisfied in the manner and within the time periods as specified therein;

(g)       either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Article 5 and Article 6 hereinabove prior to the Closing Date in accordance with the provisions of Article 5 and Article 6;

(h)       the final Closing has not occurred on or before August 31, 2007 in accordance with section "5.2" hereinabove; or

(i)       by agreement, in writing, of each of the Company, the Transferors and the Transferee;

and in such event, unless waived by each Party hereto in advance and in writing, this Agreement will be terminated and be of no further force and effect other than the obligations under Article 6 hereinabove.

ARTICLE 11
NOTICE

Notice

11.1             Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, or 15 calendar days in the case of an addressee with an address for service in a country other than a country in which the Party giving the notice, demand or other communication resides, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

Change of Address

11.2             Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

ARTICLE 12
GENERAL PROVISIONS

Entire Agreement

12.1             This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and, in particular, the Agreement in Principle signed by or on behalf of the Parties on June 15, 2006.

Enurement

12.2             This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

Time of the Essence

12.3             Time will be of the essence of this Agreement.

Representation and Costs

12.4             It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Transferee, and, correspondingly, that each of the Transferor and the Company has been required by each of Lang Michener LLP and the Transferee to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP shall be at the cost of the Transferee.

Applicable Law

12.5             This Agreement will be governed by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia, the federal laws of Canada applicable therein, and the applicable laws and regulations of China.

Further Assurances

12.6             The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

Severability and Construction

12.7             Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

Captions

12.8             The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

Currency

12.9             Unless otherwise stipulated, all references to money amounts hereunder shall be in lawful money of the United States.

Counterparts

12.10           This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective execution date as set forth on the front page of this Agreement.

No Partnership or Agency

12.11           The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

Consents and Waivers

12.12           No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)       be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)       be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)       constitute a general waiver under this Agreement; or

(d)       eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Language

12.13           This Agreement is drawn up in both the English and Chinese languages, and both versions shall have equal force and effect.

Effectiveness

12.14           This Agreement will become effective upon approval by the Regulatory Authorities (in particular, the Chinese government).

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the day and year first above written.

SCHEDULE "A"

Company Disclosure Schedule

Registered capital, paid up capital and shareholders' loans as of August 8, 2006:

Transferors	Registered Capital	Paid Up Capital	Shareholder's Loans	Percentage of Registered Capital
Chimex HongKong Incorporated Limited	U.S. $710,000	U.S. $710,000	Nil	48.3%
Vascore Scientific Co., Ltd.	U.S. $760,000	U.S.$760,000	U.S. $750,000	51.7%
Totals:	U.S. $1,470,000	U.S. $1,470,000	U.S. $750,000	100%

               See the balance of the Company Disclosure Schedule provided herewith.

SCHEDULE "B"

Transferee Disclosure Schedule

See the Transferee Disclosure Schedule provided herewith.